                                                                  RULE 424(b)(3)
                                               REGISTRATION STATEMENT 333-114733

                              PROSPECTUS SUPPLEMENT

                             DATED DECEMBER 8, 2004

                                       TO

                          PROSPECTUS DATED MAY 14, 2004

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                            CATSKILL LITIGATION TRUST

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This  Prospectus  Supplement,  dated December 8, 2004 (the  "Supplement No. 2"),
supplements   that  certain   Prospectus  dated  May  14,  2004  (the  "Original
Prospectus"),  as supplemented by that certain Prospectus  Supplement previously filed on November 22, 2004  ("Supplement  No. 1" and together  with the Original
Prospectus,  the  "Prospectus")  and  should  be read in  conjunction  with  the
Prospectus.
                               SELLING UNITHOLDERS

            The following  updates the table under the section entitled "Selling
Unitholders"  of the Prospectus  with respect to the  unitholders  listed on the table  below,  to account for sales and  transfers of units listed in such table that  Catskill  Litigation  Trust is aware of since the date of the  Prospectus.
Such transactions are as follows:

               o    on September  29,  2004,  Robert A. Berman  transferred  his units of beneficial interest in Catskill Litigation Trust to
                    Avon Road Partners,  LP in accordance  with the  Prospectus'
                    Plan of Distribution;

            The table,  therefore,  is amended as follows in order to (i) remove
Robert Berman as a Selling  Unitholder and (ii) update the holdings of Avon Road
Partners, LP:

                                                                              Beneficial Ownership
                               Number of                                          after Offering
                                Units                      Maximum
                             Beneficially              Number of Units
                             Owned Prior               to be Offered         Number           Percent
        Name                 to Offering                 for Resale         of Units         of Class
        ----                 -----------                 ----------         --------         --------

Avon Road Partners, LP       3,943,108                   3,943,108              0                --

            All provisions of the Prospectus  not  specifically  amended by this
Supplement remain in full force and effect.

            Please insert this  Supplement No. 2 into your Prospectus and retain both this Supplement and the Prospectus for future reference.  If you would like to receive a copy of the Prospectus,  as  supplemented to date,  please write to
Catskill  Litigation  Trust at c/o Christiana  Bank & Trust  Company,  1314 King
Street, Wilmington, Delaware 19801 or call (302) 888-7400.

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